Exhibit 99.1

GemGroup Inc. and Subsidiaries

Consolidated Financial Report

December 31, 2013

Independent Auditor’s Report

GemGroup Inc. and Subsidiaries

Blue Springs, Missouri

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of GemGoup Inc. and Subsidiaries which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GemGroup Inc. and Subsidiaries as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Kansas City, Missouri
March 24, 2014

GemGroup Inc. and Subsidiaries

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets (Note 5)
Current Assets:
Cash	$91,542	$138,900
Accounts receivable, less allowance for uncollectible
accounts of $52,293 and $89,039	2,282,622	2,481,944
Note receivable	-	70,000
Inventories (Note 2)	2,606,822	2,381,138
Prepaid expenses	398,303	204,893
	5,379,289	5,276,875

Property and Equipment (Note 5):
Land and building	3,342,840	3,290,629
Machinery and equipment	8,853,865	7,952,649
Office furniture and fixtures	501,518	637,384
	12,698,223	11,880,662
Less accumulated depreciation	6,750,839	5,878,653
	5,947,384	6,002,009

Other Assets:
Intangibles, net (Note 3)	-	38,777
Goodwill (Note 3)	1,940,514	1,940,514
Stockholder note receivable (Note 4)	-	220,000
Deposits	339,113	44,645
	2,279,627	2,243,936
	$13,606,300	$13,522,820

(Continued)

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GemGroup Inc. and Subsidiaries

Consolidated Balance Sheets (Continued)

December 31, 2013 and 2012

Liabilities and Stockholders' Equity	2013	2012
Current Liabilities:
Current maturities of long-term debt (Note 5)	$808,978	$794,336
Line of credit (Note 5)	529,270	1,311,972
Current portion of deferred compensation (Note 9)	24,286	20,693
Accounts payable (Note 8)	2,270,301	2,177,580
Accrued expenses	827,111	627,069
	4,459,946	4,931,650

Long-Term Debt, Less Current Maturities (Note 5)	2,697,017	3,050,527

Deferred Compensation, less current portion (Note 9)	55,010	50,376

Deferred Taxes	362,000	362,000

Stockholders' Equity (Note 7):
Common stock, $.01 par value; 100,000 shares authorized;
11,177 shares issued and outstanding	112	112
Additional paid-in capital	3,571,747	3,550,693
Retained earnings	2,460,468	1,577,462
	6,032,327	5,128,267
	$13,606,300	$13,522,820

See Notes to Consolidated Financial Statements.

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GemGroup Inc. and Subsidiaries

Consolidated Statements of Income

Years Ended December 31, 2013 and 2012

	2013	2012
Net sales	$24,193,945	$23,271,698
Cost of goods sold (Note 8)	17,615,045	17,221,219
Gross profit	6,578,900	6,050,479

Operating expenses:
Selling expenses	1,750,727	1,837,465
General and administrative expenses	2,049,386	2,031,207
	3,800,113	3,868,672
Operating income	2,778,787	2,181,807

Financial income (expense):
Interest income	10,562	14,016
Interest expense	(205,796)	(367,867)
	(195,234)	(353,851)
Net Income	$2,583,553	$1,827,956

See Notes to Consolidated Financial Statements.

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GemGroup Inc. and Subsidiaries

Consolidated Statements of Stockholders' Equity

Years Ended December 31, 2013 and 2012

		Additional		Total
	Common	Paid-in	Retained	Stockholders'
	Stock	Capital	Earnings	Equity
Balance at December 31, 2011	$112	$3,508,585	$244,878	$3,753,575

Accrued issuance of stock under restricted stock agreement (Note 7)	-	42,108	-	42,108

Distributions - stockholders	-	-	(495,372)	(495,372)

Net income	-	-	1,827,956	1,827,956

Balance at December 31, 2012	112	3,550,693	1,577,462	5,128,267

Accrued issuance of stock under restricted stock agreement (Note 7)	-	21,054	-	21,054

Distributions - stockholders	-	-	(1,700,547)	(1,700,547)

Net income	-	-	2,583,553	2,583,553

Balance at December 31, 2013	$112	$3,571,747	$2,460,468	$6,032,327

See Notes to Consolidated Financial Statements.

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GemGroup Inc. and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012
Cash Flows from Operating Activities:
Net income	$2,583,553	$1,827,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,047,900	1,077,425
Amortization	38,777	97,902
(Gain) on disposal of building and equipment	(11,203)	(61,948)
Compensation related to restricted stock agreement	21,054	42,108
(Increase) decrease in:
Accounts receivable	199,322	(339,810)
Inventories	(225,684)	(209,445)
Prepaid expenses	(193,410)	10,876
Other assets	(294,468)	19,613
Increase (decrease) in:
Accounts payable	92,721	149,765
Accrued expenses	200,042	84,747
Deferred compensation	8,227	14,954
Net cash provided by operating activities	3,466,831	2,714,143

Cash Flows from Investing Activities:
Purchase of property and equipment	(965,759)	(250,402)
Proceeds from sale of property and equipment	17,651	268,755
Note receivable issued to stockholder	-	(220,000)
Principal payments on stockholder note receivable	220,000	-
Principal payments on notes receivable	70,000	132,069
Net cash (used in) investing activities	(658,108)	(69,578)

Cash Flows from Financing Activities:
Net (principal payments) on line of credit	(782,702)	(1,577,427)
Proceeds from long-term debt borrowings	426,028	1,929,234
Principal payments on long-term debt	(798,860)	(2,579,188)
Distributions to stockholders	(1,700,547)	(495,372)
Net cash (used in) financing activities	(2,856,081)	(2,722,753)

Net (decrease) in cash	(47,358)	(78,188)

Cash:
Beginning	138,900	217,088
Ending	$91,542	$138,900

(Continued)

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GemGroup Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Continued)

Years Ended December 31, 2013 and 2012

	2013	2012

Supplemental Disclosure of Cash Flow Information:
Cash payments for interest	$206,042	$370,102

Supplemental Disclosure of Noncash Investing and Financing Activities
Note receivable from sale of certain assets	$-	$170,000
Note payable incurred for purchase of equipment	$33,964	$36,028

See Notes to Consolidated Financial Statements.

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GemGroup Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.          Nature of Business and Significant Accounting Policies

Nature of business: GemGroup Inc. is a holding company. Its wholly owned subsidiary, Gemaco Inc. (Gemaco), is a manufacturer of GEMACO playing cards, calendar, information and game cards, gaming table layouts and gaming chips. Gemaco Inc. sells primarily to three industries — retailers, advertising specialty distributors, and casinos — all on an international basis. GemTech LLC is a manufacturer of custom injection molded products. In prior years, GemTech was a division of Gemaco and not a separate entity. On January 3, 2012, GemGroup Inc. formed a new Kansas one-member limited liability company under the name GemTech LLC and transferred all of the assets and liabilities of the custom injection molding business to GemTech LLC. GemAsia, LLC is a single member Missouri limited liability company which is wholly owned by GemGroup. GemAsia conducts business in Macau, China where it produces and installs gaming table layouts for the casino market and also sells table layouts, playing cards and gaming accessories to the gaming industry throughout Asia. GemGroup DISC, LLC is a single member Missouri limited liability company which is wholly owned by GemGroup. The DISC is qualified as a domestic international sales corporation which arranges for the sale of Gemaco Inc.’s products for use outside of the United States. It was formed in 2013.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The accompanying consolidated financial statements include the accounts of GemGroup Inc. and its wholly owned subsidiaries, Gemaco Inc., GemTech LLC, GemAsia LLC and GemGroup DISC, LLC (collectively referred to as “the Company”). All significant intercompany balances and transactions have been eliminated.

These unaudited condensed consolidated financial statements, in the opinion of management, reflect only normal and recurring adjustments necessary for a fair presentation of results for such periods. The results of operations for an interim period are not necessarily indicative of the results for the full year.

Revenue recognition: Sales are recognized upon shipment of goods at the time title transfers.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable: Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions. Trade receivables are past due after 30 days and are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. Interest is not charged on trade receivables.

Inventories: Inventories of Gemaco and GemTech, consisting of raw materials, work-in-progress and finished goods, are valued at the lower of cost, determined using the last-in, first-out (LIFO) method, or market. Inventories of GemAsia, consisting of raw materials, work-in-progress and finished goods, are valued at the lower of cost, determined using the first-in, first-out (FIFO) method, or market.

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GemGroup Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.          Nature of Business and Significant Accounting Policies (Continued)

Property and equipment: Property and equipment are carried at cost. Depreciation is provided on the straight-line method over the following estimated useful lives:

Building	15-39 years
Machinery and equipment	5-10 years
Office furniture and fixtures	5-10 years

Goodwill and other intangible assets: The Company follows FASB ASC Topic 350 with regards to accounting for goodwill and other intangible assets. Goodwill is subject to an impairment test if events or changes in circumstances indicate that impairment may have occurred. Impairment losses are recognized to the extent that the carrying amount exceeds the assets' estimated fair value.

For the year ended December 31, 2013, the Company assessed qualitative factors in determining whether it is more likely than not that the fair value of the Company is less than its carrying amount. For the year ended December 31, 2012, the Company performed an analysis using valuation techniques based on Level 3 inputs within the fair value hierarchy prescribed in the Fair Value Measurements Topic of the FASB Accounting Standards Codification. The Company is privately held and thus has no separate public market price for its units. The fair value of the reporting unit was estimated based on a discounted cash flow method which was derived using forecasts prepared by the Company. Based on the qualitative assessment and the results of the Company's valuation performed for each year end period, no goodwill impairment charge was required for the years ended December 31, 2013 or 2012.

Intangible assets consist of a customer list and a trade name. These amounts were amortized over their estimated life of 120 months by the straight-line method and were fully amortized in 2013.

Impairment of long-lived assets: Management of the Company periodically reviews the carrying value of the long-lived assets owned by the Company by comparing the carrying value of those assets with their related expected future net cash flows. Should the sum of the related expected future cash flows be less than the carrying value, management will determine whether an impairment loss should be recognized. An impairment loss would be measured by the amount by which the carrying value of the assets exceeds the fair value of assets. To date, management has determined that no impairment of these assets exists.

Income taxes: Effective January 1, 2004, the Company’s stockholders elected to be taxed under sections of federal and state income tax law which provide that, in lieu of corporate income taxes, the stockholders separately account for their pro rata shares of the Company’s items of income, deductions, credits and losses. As a result of this election, no income taxes have been recognized in the accompanying financial statements except for writing off deferred taxes and estimated prior-year income tax refunds and credits not realized.

The remaining deferred tax liability relates to the difference in the financial reporting and income tax basis of buildings and equipment for possible built-in gains tax liability.

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GemGroup Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.          Nature of Business and Significant Accounting Policies (Continued)

The Company follows the Financial Accounting Standards Board (FASB) guidance for uncertainty in income taxes. Management has evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements to comply with the provisions of this guidance. With few exceptions, the Company is no longer subject to income tax examinations by the U.S. federal, state, or local tax authorities for years before 2010.

Advertising: The Company expenses the costs of advertising as incurred. Advertising expense for the years ended December 31, 2013 and 2012 was $66,413 and $77,667, respectively.

Stock compensation: The Company has a stock compensation plan with a key employee. Stock-based compensation expense includes all stock-based compensation awards granted after January 1, 2006, and is based on the grant date fair value. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award.

Note 2.          Inventories

The components of inventories at December 31, 2013 and 2012 are as follows:

	2013	2012
Raw materials	$1,977,576	$1,571,213
Work-in-progress	397,608	426,157
Finished goods	925,117	1,044,002
	3,300,301	3,041,372
LIFO reserve	(561,835)	(557,026)
Reserve for obsolescence	(131,644)	(103,208)
	$2,606,822	$2,381,138

At December 31, 2013 and 2012, inventory subject to the LIFO method reserve was $3,134,664 and $2,952,972, respectively.

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GemGroup Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3.          Acquired Intangibles and Goodwill

Acquired intangibles as of December 31, 2013 and 2012 are as follows:

	2013
	Gross Carrying	Accumulated	Net Carrying
	Amounts	Amortization	Amount
Customer list	$786,376	$786,376	$-
Trade name	5,500	5,500	-
	$791,876	$791,876	$-

	2012
	Gross Carrying	Accumulated	Net Carrying
	Amounts	Amortization	Amount
Customer list	$786,376	$748,174	$38,202
Trade name	5,500	4,925	575
	$791,876	$753,099	$38,777

Amortization expense for the years ended December 31, 2013 and 2012 were $38,777 and $79,325, respectively.

Activity for goodwill is as follows for the years ended December 31, 2013 and 2012:

	2013	2012
Balance, beginning	$1,940,514	$1,940,514
Change during the period	-	-
Balance, ending	$1,940,514	$1,940,514

Note 4.          Stockholder Note Receivable

On December 20, 2012, the Company entered into a $220,000 note receivable with the stockholders. The note earns interest at 4% and the principal, along with all unpaid interest, was due on December 20, 2015. During the year ended December 31, 2013, the stockholders repaid the note receivable.

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GemGroup Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 5.          Pledged Assets, Line of Credit, and Long-Term Debt

The line of credit at December 31, 2013 and 2012 consists of the following:

The following line of credit is payable to a bank and secured by substantially all the assets of the Company and personal guarantees of the principal stockholders of the Company. At December 31, 2013 and 2012, the prime rate was 3.25%.

2013
	Original
Maturity	Principal	Interest			Monthly	Outstanding
Date	Amount	Rate	Floor	Ceiling	Payments	Balance
May 24, 2014	$3,600,000 (max)	Prime + 0.5%	4.0%	8.50%	Interest	$529,270
	(line of credit)

2012
	Original
Maturity	Principal	Interest			Monthly	Outstanding
Date	Amount	Rate	Floor	Ceiling	Payments	Balance
May 24, 2013	$3,600,000 (max)	Prime + 0.5%	4.0%	8.50%	Interest	$1,311,972
	(line of credit)

Long-term debt at December 31, 2013 and 2012 consists of the following:

(a)	The following notes are payable to a bank and secured by substantially all the assets of the Company or specific assets referred to in the loan documents and personal guarantees of the principal stockholders of the Company. At December 31, 2013 and 2012, the prime rate was 3.25%.

Maturity	Interest			Monthly	Outstanding Balance
Date	Rate	Floor	Ceiling	Payments	2013	2012
June 2013	Prime + 0.5%	4.00%	8.00%	3,904	$-	$22,646

June 2013	Prime + 0.5%	4.00%	8.00%	7,663	-	44,455

January 2014	Prime + 0.5%	4.00%	8.00%	9,844	9,791	123,958

April 2015	Prime + 0.5%	4.00%	8.00%	2,723	40,253	68,811

February 2016	Prime + 0.5%	4.00%	8.00%	25,900	627,627	897,770

October 2016	Prime + 0.5%	4.00%	8.00%	14,707	437,473	579,695

May 2017	4.00%	4.00%	8.00%	6,979	240,232	310,609

February 2019	4.00%	N/A	N/A	6,117	426,028	-
					1,781,404	2,047,944

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GemGroup Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 5.          Pledged Assets, Line of Credit, and Long-Term Debt (Continued)

(b)	The following notes are payable to banks and secured by real property and personal guarantees of the principal stockholder of the Company:

Maturity	Interest			Monthly	Outstanding Balance
Date	Rate	Floor	Ceiling	Payments	2013	2012
October 2017	4.00%	N/A	N/A	7,217	$915,147	$963,562

October 2017	4.00%	N/A	N/A	5,896	747,712	787,268
					1,662,859	1,750,830

(c)	The following items are also included in long-term debt:

Maturity		Interest		Monthly	Outstanding Balance
Date	Payable to	Rate	Secured by	Payments	2013	2012
July 2014	Lender	5.8%	Vehicle	$2,408	$-	$11,235

October 2017	Lender	0.90%	Vehicle	616	27,768	34,854

January 2018	Lender	1.90%	Vehicle	594	33,964	-
					61,732	46,089
Total of all long-term debt					3,505,995	3,844,863
Less current maturities					808,978	794,336
					$2,697,017	$3,050,527

Scheduled aggregate maturities of long-term debt are as follows:

Year Ending December 31,
2014	$808,978
2015	849,803
2016	442,599
2017	1,396,976
2018	7,639
$3,505,995

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GemGroup Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6.          Employee Benefit Plan

The Company has a 401(k) profit-sharing plan (the Plan) whereby substantially all employees who have met the eligibility requirements and are employed on December 31 are eligible to receive an allocation of the Company’s contribution. Contributions by the Company are discretionary but shall not exceed the maximum allowable for income tax purposes. In addition, employees determine the percentage of their salary to be deferred and contributed to the Plan, which cannot be more than 15% of annual compensation. Employees become 20% vested in employer contributions each year after three years of service. The Company contributed approximately $90,000 to the Plan for the years ended December 31, 2013 and 2012, respectively.

Note 7.          Stock Incentive Plan

The Company has a stock incentive agreement under which it has awarded restricted stock to a key employee of the Company. The plan provides restricted stock grants for shares of common stock at a value which is generally equal to the fair value of the underlying stock at the date of grant as determined by the Board of Directors. The vesting period is determined at the date of grant and generally does not exceed five years. The shares are subject to forfeiture if certain vesting requirements are not met.

Pursuant to the Plan, the Company had a restricted stock agreement with a key employee whereby the key employee received 556 shares of common stock. The stock vested in 20% increments on an annual basis as long as the employee was employed by the Company. The Company recorded $21,054 and $42,108 of expenses related to this agreement for the years ended December 31, 2013 and 2012, respectively. As of December 31, 2013, all shares were vested and there was no remaining unrecognized compensation expense.

Pursuant to the Plan, the Company has a restricted stock agreement with a key employee whereby the key employee received 621 shares of common stock.  The stock vests in 20% increments on an annual basis as long as the employee is employed by the Company.  The Company recorded $0 of expense related to this agreement for the years ended December 31, 2013 and 2012.  As of December 31, 2013, there is no unrecognized compensation expense related to the nonvested shares to be recognized over 0.5 years. At December 31, 2013, the employee has become vested in 497 shares.

Note 8.          Major Supplier

Purchases from one supplier were 24% and 21% of net revenues for the years ended December 31, 2013 and 2012, respectively. Accounts payable to this supplier at December 31, 2013 and 2012 were $812,126 and $892,805, respectively.

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GemGroup Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 9.          Deferred Compensation

The Company has a deferred compensation agreement with a key employee that provides for a base amount of deferred compensation each year, and an additional amount based on the previous year’s revenues, excluding any sales on which the employee receives a commission. The deferred compensation vests 20% a year over a period of five years from the start of the year in which the compensation is granted. Vested amounts will be paid out within 30 days after the date of vesting. Upon termination of employment, all non-vested amounts will be cancelled. The Company has recorded a liability of $79,296 and $71,069 related to deferred compensation as of December 31, 2013 and 2012, respectively. The Company recognized compensation expense of $24,286 and $29,867 related to this agreement for the years ended December 31, 2013 and 2012, respectively.

Note 10.       Subsequent Events

On March 13, 2014, the Company entered into a binding letter of intent to sell substantially all of the assets of the Company and its subsidiaries to Gaming Partners International Corporation (GPIC). The Company expects the transaction to be completed on June 30, 2014. At the closing of the transaction, GPIC will assume the liabilities of GemGroup and its subsidiaries incurred in the ordinary course of business, except bank indebtedness which the Company will repay at closing from the sale proceeds. GPIC also will assume obligations of the Company and its subsidiaries under outstanding contracts and permits. The parties have agreed to negotiate in good faith and use reasonable commercial efforts to agree upon a definitive asset purchase agreement, which they expect to sign after the completion of due diligence by GPIC. GPIC has placed a substantial cash deposit in escrow which will be paid to the Company if GPIC terminates the letter of intent for any reason other than certain reasons enumerated in the letter or if the parties have not executed an asset purchase agreement by June 30, 2014.

Management has evaluated and disclosed subsequent events up to and including March 24, 2014, which is the date the financial statements were available to be issued.

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